Federal Home Loan Bank of Des Moines
announcement

November 9, 2017

FHLB Des Moines Releases 2017 Director Election Results

On November 8, 2017, the Board of Directors of FHLB Des Moines reviewed the results of the 2017 Member and Independent Director Elections. We are pleased to announce the director terms commencing January 1, 2018.

Member Director Election Results

Alaska - 1 seat available

Number of institutions eligible to vote:	14
Number of institutions who voted:	13
Total eligible votes per candidate:	95,707

Total Votes	Lauren M. MacVay, Chief Executive Officer	Elected – 4 year term
52,660	True North Federal Credit Union	01/01/18 - 12/31/21
Juneau, AK

Total Votes	Michele M. Schuh, Senior Vice President and Chief Financial Officer
39,804	First National Bank Alaska
Anchorage, AK

Missouri - 1 seat available

Number of institutions eligible to vote:	307
Number of institutions who voted:	169
Total eligible votes per candidate:	2,767,138

Total Votes	John A. Klebba, President, Chief Executive Officer and Board Chairman	Elected – 4 year term
1,000,883	Legends Bank	01/01/18 - 12/31/21
Linn, MO

Total Votes	Joseph C. Stewart, III, Board Chairman and Chief Executive Officer
409,483	Bank Star
Pacific, MO

Total Votes	D. Eric McClure, Chief Executive Officer
219,890	Mid-Missouri Bank
Springfield, MO

Total Votes	George L. Crowley, Director
176,228	FortuneBank
Arnold, MO

Total Votes	James G. Robinson, Board Chairman and Chief Executive Officer
64,901	Nodaway Valley Bank
Maryville, MO

Total Votes	Nathan G. Bartlett, Executive Vice President and Chief Credit Officer
31,882	Commercial Bank
Saint Louis, MO

Hawaii - 1 seat available (No Election)

Christine H. H. Camp, Director	Elected – 4 year term
Central Pacific Bank	01/01/18 - 12/31/21
Honolulu, HI

South Dakota - 1 seat available (No Election)

Steven L. Bumann, Chief Financial Officer	Elected – 4 year term
BankWest, Inc.	01/01/18 - 12/31/21
Pierre, SD

Utah - 1 seat available (No Election)

James G. Livingston, Senior Vice President and Director	Elected – 4 year term
ZB, National Association	01/01/18 - 12/31/21
Salt Lake City, UT

On September 28, 2017, in accordance with Federal Housing Finance Agency regulations, Christine Camp, Steven Bumann, and James Livingston were each declared elected by the FHLB Des Moines to serve on the Federal Home Loan Bank Board for four-year terms commencing January 1, 2018. Ms. Camp, Mr. Bumann, and Mr. Livingston were the only eligible candidates who chose to stand for election and were therefore elected to fill the one directorship each in Hawaii, South Dakota and Utah, respectively.

Independent Director Election Results

District-wide - 1 seat available

Independent Director - 1 seat available

Number of institutions eligible to vote:	1,422
Number of institutions who voted:	451
Total eligible votes per candidate:	12,942,522

Total Votes	Cynthia A. Parker, President and Chief Executive Officer	Elected – 4 year term
4,888,181	BRIDGE Housing	01/01/18 - 12/31/21
37.77%	Seattle, WA